Exhibit 10.11


EXHIBIT 10.11 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE.


                              GLOBUS WIRELESS, LTD.

October 18, 2000                                       Kelowna, British Columbia
                                                       Up to $5,000,000 US

                       SECURED CONVERTIBLE PROMISSORY NOTE

     Globus Wireless, Ltd., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Aztec Components, Inc., of 39 Argonaut, Suite 150, Aliso Viejo, CA 92656, or registered assigns (the "Holder") upon the Company's failure to pay Holder any sums due to Holder pursuant to that certain Agreement for Sale of Manufactured Goods entered into between the Company and the Holder of even date herewith (the "Agreement"), the principal sum equal to the amount of such default, up to five million dollars ($5,000,000), subject to the terms and conditions described in Section 2 hereto, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts (the "Note"). The Principal and all other amounts payable under this Note shall be due and payable on the Maturity Date in like coin or currency to the Holder hereof at the office of the Holder as hereinafter set forth, provided that any payment otherwise due on a Saturday, Sunday or legal Bank holiday may be paid on the following business day.



          1. Transfers of Note to Comply with the 1933 Act
             ---------------------------------------------


     The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a person to whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of

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this Section 1 with respect to any resale or other disposition of the Note; or
(2) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

          2. Payment Upon Default by the Company
             -----------------------------------

     Pursuant to the terms negotiated between the Company and the Holder under the Agreement and in consideration for the extension by the Holder of a credit line pursuant to the Agreement, the Company hereby covenants that it shall pay Holder any amounts due under the Agreement, up to a maximum aggregate sum of five million dollars ($5,000,000), in the event that the Company shall owe the Holder payments pursuant to the Agreement and the Company fails to correct such default within thirty calendar days after the Company receives written notice from the Holder of the default (the business day after such thirty day period referred to hereinafter as, the "Maturity Date"). In the event that the Holder shall demand payment of this Note, by conversion or otherwise, in an amount less than five million dollars ($5,000,000) the Company shall deliver such payment and execute and deliver a new Note of like tenor and date in an amount equal to five million dollars ($5,000,000) less the amount of such payment. In no event shall the Company be required to make payments pursuant to the Agreement and this Note with respect to the same products.

          3. Conversion
             ----------

     Upon the Maturity Date, the Holder may convert the principal amount of this Note and all other amounts payable under this Note into shares of the Company's Common Stock at a conversion rate equal to seventy five percent (75%) of the average trading price of the Company's Common Stock for the ten day period prior to the date that Holder notifies the Company of such election, as reported on the Nasdaq National Market, Nasdaq SmallCap Market, Over the Counter Bulletin Board or such other United States securities trading market on which the Company's Common Stock shall be trading at that time.


          4. Security
             --------

     The Company acknowledges and agrees that payment of and performance by the Company under this Note is secured by the Collateral identified in that certain Security Agreement of even date herewith between the Company and the Holder.


          5. Covenants of Company
             --------------------

     The Company covenants and agrees that, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

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          (a) Reporting Requirements. The Company will furnish to the Holder:

          (i) as soon as possible, but no later than ten (10) days after obtaining knowledge of the occurrence of (A) an "Event of Default," as hereinafter defined, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as a whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change and the action which the Company proposes to take with respect thereto;

          (ii) promptly after the sending or filing thereof, copies of all financial statements, reports, certificates of its Chief Executive Officer, Chief Financial Officer or accountants and other information which the Company or any subsidiary sends to any holders of its securities;

          (iii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company or any subsidiary to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company taken as a whole, or (C) impair the validity or enforceability of the Note or the ability of the Company to perform its obligations under the Note.

          (b) Authority. The Company has the corporate power to execute, deliver and perform this Note and all other agreements and documents contemplated hereby and thereby. The execution, delivery and performance hereof by the Company has been duly authorized by all necessary corporate and shareholder action, where applicable. This Note is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          (c) No Conflict. The execution and delivery of this Note and all other agreements and documents to which the Company is a party does not, and the consummation of transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation and Bylaws of the Company,
(ii) any mortgage, indenture, lease, contract or other agreement to or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

          (d) Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a material adverse effect upon the business, operations or financial condition of the Company taken as a whole.

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          (e) Preservation of Existence. The Company will maintain and preserve, and cause each subsidiary, if any, to maintain and preserve, its existence, and become or remain duly qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations or financial condition of the Company, taken as a whole.

          (f) Maintenance of Properties. The Company will maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any forfeiture or material loss thereof or thereunder.

          (g) Maintenance of Insurance. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, including maintenance of insurance on product supplied by Holder, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

          (h) Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

          6. Events of Default and Remedies
             ------------------------------

          (a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default ("Event of Default"):

               (i) Default in the payment of the principal of this Note, as and when the same shall become due; or

               (ii) The Company shall fail to perform or observe any affirmative covenant contained in this Note and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given by the Holder to the Company; or

               (iii) The Company or any subsidiary (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or any subsidiary or for any substantial part of its property, or shall consent to the

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commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection 5
(iii); or

               (iv) Any proceeding shall be instituted against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or


               (v) A consolidation or merger of the Company with any other entity or a disposition, sale or encumbrance of all or substantially all of the Company's property or business or any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of has occurred, unless such other merging or acquiring entity assumes, in a legally binding document enforceable against it, the obligations of the Company under this Note; or

               (vi) One or more final judgments or orders for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against the Company, and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (B) there shall be any period of thirty (30) days during which enforcement of any such judgment or order shall not be discharged, stayed or fully satisfied.

          (b) If an Event of Default described above has occurred, then the Holder may, without further notice to the Company, declare the principal amount of this Note at the time outstanding and all other amounts payable under this Note to be forthwith due and payable, whereupon such principal and all such amounts shall become and be forthwith due and payable.

          (c) The Company covenants that in case the principal of the Note becomes due and payable by declaration or otherwise, then the Company will pay in cash to the Holder of this Note, the whole amount that then shall have become due and payable on this Note for principal, as the case may be, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable fees and disbursements of the Holder's legal counsel. In case the Company shall fail forthwith to pay such amount, the Holder may commence an action or proceeding at law or in equity for

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the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree against Company or other obligor upon this Note, wherever situated, the monies adjudicated or decreed to be payable.

          7. Termination
             -----------

          This Note, and all of the obligations of the Company herein, shall automatically terminate upon the Company's full payment to Holder of monies due to Holder for delivery pursuant to the Agreement.



          8. Miscellaneous
             -------------

          (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

          (b) The Company may consider and treat the entity in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.


          (c) Payments of principal and interest shall be made as specified above to the registered owner of this Note. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

          (d) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

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          (e) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

          (f) This Note shall be construed and enforced in accordance with the laws of the State of California. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of California and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

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     IN WITNESS WHEREOF, Globus Wireless, Ltd., Inc. has caused this Note to be signed in its name by its Chief Executive Officer.

                                            GLOBUS WIRELESS, LTD.



                                            By:
                                               -------------------------------
                                                 Bernie Penner
                                                 Chief Executive Officer

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